UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

STATMON TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-09751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

3000 Lakeside Drive, Suite 300 South
                 Bannockburn, IL 60015
(Address of principal executive offices)  (Zip Code)

(Registrant’s telephone number, including area code):  (847) 604-5366

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                      Entry into a Material Definitive Agreement.

On April 15, 2010, Statmon Technologies Corp. (the “Company”) entered into a Purchase Agreement and Debenture Amendment Agreement (the “Agreement”) with Harborview Master Fund LP (“Harborview”), Gemini Master Fund Ltd. (“Gemini”) and Monarch Capital Fund Ltd. (“Monarch” and, collectively with Harborview and Gemini, “Purchasers”) to extend the due date of certain outstanding debentures which were due on March 5, 2010 to May 31, 2010.  In consideration for this extension, the Company agreed to an extension fee of  to be settled by the issuance of a total of 1,341,665 shares of common stock, valued at $0.25 per share, to the Purchasers.

Also on April 15, 2010, the Company entered into Financial Advisor and Consulting Agreement with Harborview Capital Management, LLC (“Harborview Capital”) in which Harborview Capital will provide various financial consulting services to the Company for a period of twelve months.  In consideration for these services, the Company has agreed to issue 1,800,000 shares of common stock to Harborview Capital.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number		Description

	10.1	Purchase Agreement and Debenture Amendment Agreement between the Company, Harborview Master Fund LP, Gemini Master Fund Ltd. and Monarch Capital Fund Ltd., dated April 15, 2010.

	10.2	Financial Advisor and Consulting Agreement between the Company and Harborview Capital Management, LLC, dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

DATE: April 16, 2010
	By:	/s/ Geoffrey P. Talbot
Geoffrey P. Talbot
President, Chief Executive Officer and Chief Financial Officer